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                                                                   EXHIBIT 10.11


                   ZINDART LIMITED AND ZHONG XIN TOY FACTORY
                SUPPLEMENTAL AGREEMENT FOR THE EARLY TERMINATION
                   OF PROCESSING IMPORTED MATERIALS FOR TOYS


PARTY A:                  GUANGZHOU LIGHT INDUSTRIAL PRODUCTS GROUP TOYS IMPORT
                          EXPORT COMPANY

PARTY A'S FACTORY:        ZHONG XIN TOY FACTORY (DONG PU ECONOMIC DEVELOPMENT
                          GENERAL COMPANY)

PARTY B:                  HONG KONG ZINDART ENTERPRISE LIMITED


Party A, Party A's Factory and Party B have been together in the business of processing and producing toys for 15 years. During the cooperation, each party abided by the principles of friendly and mutual benefits, co-operation has been pleasant and at the same time, the parties have received satisfactory returns. Now, due to the readjustment of the operational strategies of Party B, all three parties have agreed to advance the termination date of the original contract signed between two parties from the year 1999 to 31st December 1997. This Agreement is expressly signed to be complied with by both parties.

I.       Responsibility of Both Parties

1.       Party B's Responsibility.

         1. Since Zindart Limited is terminating the agreement early, it agrees to pay Zhong Xin Toy Factory a lump sum of RMB1,174,248 and such payment shall be made within 15 days upon the signing of this Agreement.

         2. Zindart Limited will pay severance payments in accordance with the relevant provisions stipulated in the PRC Labour Law to the staff of Zhong Xin who were originally seconded from Dong Pu Economic Development General Company (27 people according to the original list).

         3. All equipment, water and electric facilities originally owned by Zhong Xin will be handed over to Zhong Xin in accordance with the facilities list (see attached).
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         4.  Zindart Limited will settle all expenses incurred by the end of
             December, such as rent, taxes, water and electricity bills, telephone bills, compensation for early termination of the agreement, severance payments and staff salaries, etc.

2.       The responsibilities of Party A and Party A's Factory.

         1. Assist Zindart Limited in arranging for the early termination of the agreement with all relevant departments, and the corresponding administrative work for the change of factory with regards to the facilities, materials, production equipment, office equipment, living facilities, transportation originally owned by Zindart

         2. Assist Zindart Limited in liaising with the relevant business departments for clearing all related debtgs and obligations and terminate all related business matters, such as taxes, water and electricity, telecommunications, banking and leasing agreements.

         3. Assist Zindart Limited in arranging the safety measures and fire prevention work during the removal period.

II. The parties may consult each other for any unfinished matters under this Agreement.

III. This Agreement takes effect immediately upon signing by the representative of each party hereto.

IV. This Agreement has 6 counterparts, each party has 2 copies and all copies are of equal legal effect.

Party A representative   Party A's Factory             Party B representative
                         representative (chop of       (chop of Zindart Limited)
                         Dong Pu Economic
                         Development General
                         Company)





                                        dated            1997


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